Exhibit 5.2

[Letterhead of Shearman & Sterling LLP]

November 8, 2011

The Board of Directors

Electronic Arts Inc.

209 Redwood Shores Parkway

Redwood City, CA 94065

Electronic Arts Inc.

Ladies and Gentlemen:

We have acted as counsel to Electronic Arts Inc., a Delaware corporation (the “Company”), in connection with the preparation by the Company of an automatic shelf registration statement on Form S-3 (the “Registration Statement”) being filed with the Securities and Exchange Commission (the “Commission”) relating to the offering from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act of 1933, as amended (the “Securities Act”), by the Company of (i) common stock of the Company (the “Common Stock”), (ii) preferred stock of the Company, (iii), depositary shares of the Company, (iv) stock purchase contracts of the Company, (v) stock purchase units of the Company, (vi) one or more series of debt securities of the Company (the “Debt Securities”), (vii) warrants of the Company to purchase Debt Securities (the “Warrants”) and (viii) units (the “Units” and, together with the Debt Securities and Warrants, the “Securities”) consisting of Common Stock, Debt Securities or Warrants or any combination of the foregoing. The offering of the Securities will be as set forth in the prospectus contained in the Registration Statement (the “Prospectus”), as supplemented by one or more supplements to the Prospectus (each supplement, a “Prospectus Supplement”).

The Debt Securities will be issued in one or more series pursuant to an indenture, substantially in the form included as exhibit 4.2 to the Registration Statement (as amended and supplemented from time to time, the “Indenture”) between the Company and U.S. Bank National Association, as Trustee (the “Trustee”). The Warrants will be issued under one or more warrant agreements (each, a “Warrant Agreement”), each to be entered into between the Company and a financial institution identified therein as the warrant agent (each, a “Warrant Agent”). The Units will be issued under one or more unit agreements (each, a “Unit Agreement”), each to be entered into between the Company and a financial institution identified therein as the unit agent (each, a “Unit Agent”). The Indenture, any Warrant Agreement, any Unit Agreement, any Debt Securities, any Warrants and any Units are hereinafter referred to as the “Opinion Documents.”

In that connection, we have reviewed originals or copies of the following documents:

(a) The Indenture.

(b) The Registration Statement.

(c) The Prospectus.

(d) The Certificate of Incorporation and Bylaws of the Company, as amended and restated through the date hereof.

(e) Originals or copies of such other corporate records of the Company, certificates of public officials and of officers of the Company and agreements and other documents as we have deemed necessary as a basis for the opinions expressed below.

We have assumed:

(a) The genuineness of all signatures.

(b) The authenticity of the originals of the documents submitted to us.

(c) The conformity to authentic originals of any documents submitted to us as copies.

(d) As to matters of fact, the truthfulness of the representations made in the Opinion Documents and in certificates of public officials and officers of the Company.

(e) That each of the Opinion Documents will be the legal, valid and binding obligation of each party thereto, other than the Company in respect of the Indenture and the Securities, enforceable against each such party in accordance with its terms.

(f) That:

(i) The issuance and delivery by the Company of the Securities and the execution, delivery and performance by the Company of the Opinion Documents will be duly authorized by all necessary action (corporate or otherwise) and will not:

(A) contravene its Certificate of Incorporation and By-laws, as amended and restated;

(B) except with respect to Generally Applicable Law, violate any law, rule or regulation applicable to it; or

(C) result in any conflict with or breach of any agreement or document binding on the Company or any of its subsidiaries.

(ii) Except with respect to Generally Applicable Law, no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is or will be required for the due execution, delivery or performance by the Company of any Opinion Document to which it will be a party or, if any such authorization, approval, consent, action, notice or filing is or will be required, it has been or will have been duly obtained, taken, given or made and is or will be in full force and effect.

(g) Any Securities issuable upon conversion, exchange or exercise of any Security being offered will, at the time of such offering or sale, have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise.

(h) With respect to the issuance and sale of any Debt Securities, (i) the Indenture will have been duly executed and delivered by the Company and the Trustee, and (ii) the Debt Securities, when issued, will be executed, authenticated, issued and delivered (a) against receipt of the consideration therefor approved by the Company and (b) as provided in the Indenture and any applicable underwriting or other agreement.

(i) With respect to the issuance and sale of any Warrants, (i) the related Warrant Agreement will have been duly executed and delivered by the Company and the Warrant Agent, and (ii) the Warrants, when issued, will be executed, countersigned by the Warrant Agent, issued and delivered (a) against receipt of the consideration therefor approved by the Company and (b) as provided in such Warrant Agreement and any applicable underwriting or other agreement.

(j) With respect to the issuance and sale of any Units, (i) the related Unit Agreement will have been duly executed and delivered by the Company and the Unit Agent, and (ii) the Units, when issued, will be executed, countersigned by the Unit Agent, issued and delivered (a) against receipt of the consideration therefor approved by the Company and (b) as provided in such Unit Agreement and any applicable underwriting or other agreement.

We have not independently established the validity of the foregoing assumptions.

“Generally Applicable Law” means the federal law of the United States of America, and the law of the State of New York (including the rules or regulations promulgated thereunder or pursuant thereto), that a New York lawyer exercising customary professional diligence would reasonably be expected to recognize as being applicable to the Company, the Opinion Documents or the transactions governed by the Opinion Documents, and for purposes of assumption paragraph (f) above, the General Corporation Law of the State of Delaware. Without limiting the generality of the foregoing definition of Generally Applicable Law, the term “Generally Applicable Law” does not include any law, rule or regulation that is applicable to the Company, the Opinion Documents or such transactions solely because such law, rule or regulation is part of a regulatory regime applicable to any party to any of the Opinion Documents or any of its affiliates due to the specific assets or business of such party or such affiliate.

Based upon the foregoing and upon such other investigation as we have deemed necessary and subject to the qualifications set forth below, we are of the opinion that:

1. The Indenture will constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

2. When issued, the Debt Securities will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, and will be entitled to the benefits of the Indenture.

3. When issued, the Warrants will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, and will be entitled to the benefits of the applicable Warrant Agreement.

4. When issued, the Units will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, and will be entitled to the benefits of the applicable Unit Agreement.

Our opinions expressed above are subject to the following qualifications:

(a) Our opinions are subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally (including without limitation all laws relating to fraudulent transfers).

(b) Our opinions are also subject to the effect of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

(c) Our opinions are limited to Generally Applicable Law and we do not express any opinion herein concerning any other law.

(d) With respect to Securities denominated in a currency other than United States dollars, we express no opinion as to whether a court would award a judgment in a currency other than United States dollars.

This opinion letter speaks only as of the date hereof. We expressly disclaim any responsibility to advise you of any development or circumstance of any kind, including any change of law or fact, that may occur after the date of this opinion letter that might affect the opinions expressed herein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” in the Prospectus. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations promulgated thereunder.

Very truly yours,

/s/    Shearman & Sterling LLP

MS/BB/DA

DB

5